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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                October 29, 1999

                             INTERWEST BANCORP, INC.

             (Exact name of registrant as specified in its charter)

                                   WASHINGTON
                 (State or other jurisdiction of incorporation)

                0-26632                               91-1691216
         ----------------------               -------------------------
        (Commission File Number)            IRS Employer Identification No.

                              275 S.E. Pioneer Way
                              Oak Harbor, WA 98227
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (360) 679-4181


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ITEM 5 - OTHER EVENTS

         On October 29, 1999, InterWest Bancorp, Inc. announced net income of $5.8 million for the quarter ended September 30, 1999, compared to net income of $7.3 million for the quarter ended June 30, 1999 and $7.4 million for the quarter ended September 30, 1998. This decrease in net income is primarily due to a decrease in gains on the sale of loans and loan servicing rights, which is partially offset by an increase in net interest income. Net income was $27.9 million for the year ended September 30, 1999, compared to net income of $27.7 million for the year ended September 30, 1998, excluding merger-related charges.

HIGHLIGHTS QUARTER AND YEAR ENDED SEPTEMBER 30, 1999

- DILUTED NET INCOME PER SHARE WAS $0.37 AND $1.74 for the quarter and year ended September 30, 1999 compared to $0.46 and $1.72 for the quarter and year ended September 30, 1998.

- RETURN ON AVERAGE SHAREHOLDERS' EQUITY WAS 16.00 PERCENT for the year ended September 30, 1999 compared to 16.62 percent for the year ended September 30, 1998.

- NET INTEREST MARGIN WAS 3.74 PERCENT for the quarter ended September 30, 1999 compared to 3.63 percent for the quarter ended June 30, 1999, and 3.51 percent for the quarter ended September 30, 1998. Net interest margin was
     3.64 percent for the year ended September 30, 1999 compared to 3.52 percent for the year ended September 30, 1998.

- COMMERCIAL LOAN GROWTH. Commercial real estate and commercial loan balances outstanding increased by $216.3 million, representing 45.5 percent growth since September 30, 1998. Commercial real estate and commercial loans represent 43.0 percent of the loan portfolio as of September 30, 1999 compared to 32.3 percent as of September 30, 1998.

- ACQUISITIONS. InterWest Bancorp completed the acquisition of NBT Northwest Bancorp of Tukwila, Washington and its subsidiary, National Bank of Tukwila on October 1, 1999. InterWest Bancorp announced the signing of a definitive agreement to acquire Liberty Bay Financial Corporation of Poulsbo, Washington and its subsidiary, North Sound Bank on September 14, 1999.

         *Financial information for the year ended September 30, 1998, excludes nonrecurring merger-related charges of $5.1 million, net of tax.

         On September 14, 1999, InterWest Bancorp announced the signing of a definitive agreement to acquire Liberty Bay Financial Corporation (Liberty) of Poulsbo, Washington and its subsidiary, North Sound Bank. North Sound Bank operates eight branch offices located on the Olympic Peninsula in Washington state. Liberty had total consolidated assets of $187.9 million and shareholders' equity of $20.2 million as of September 30, 1999. The transaction is structured such that shareholders of Liberty will receive 11 shares of InterWest Bancorp common stock for each share of Liberty common stock if the average price of InterWest Bancorp common stock for a short period of time before closing is more than $21 per share. If the average price of InterWest Bancorp common stock for a short period of time before closing is between $20 and $21 per share, the shareholders of Liberty will receive shares of InterWest Bancorp common stock with a value of $231 for each share of Liberty common stock. It is anticipated that the


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merger will be completed during the first calendar quarter of 2000, following the approval of applicable regulatory authorities and the shareholders of Liberty. The transaction will be accounted for using the purchase method.

         On October 1, 1999, InterWest Bancorp completed the acquisition of NBT Northwest Bancorp (NBT) and its wholly owned subsidiary, National Bank of Tukwila. Under the terms of this transaction, NBT merged into InterWest Bancorp and National Bank of Tukwila became a subsidiary of InterWest Bancorp. National Bank of Tukwila operates one office in south King County. Each share of NBT common stock was exchanged for 0.88 shares of InterWest Bancorp common stock. At the merger date NBT had total consolidated assets of $53.0 million and shareholders' equity of $4.9 million. The transaction has been accounted for using the purchase method.

         As of September 30, 1999, InterWest Bancorp was the holding company for three wholly owned banking subsidiaries: InterWest Bank, Pacific Northwest Bank, and Kittitas Valley Bank, N.A. The discussion and analysis included in this document is presented for the consolidated financial statements of InterWest Bancorp and subsidiaries, which is collectively defined as InterWest.

NET INTEREST MARGIN

         InterWest's net interest margin was 3.64 percent for the year ended September 30, 1999; an increase from 3.52 percent for the year ended September 30, 1998. Several factors have influenced the increase in net interest margin.

         Net interest margin increased primarily as a result of a decrease in the cost of funds. The cost of funds was reduced due to changes in the mix of the deposit base, deposit product pricing initiatives and a decrease in the cost of borrowed funds. The deposit base changed with increases in the balances of non-interest bearing and interest-bearing transaction deposit accounts and a decrease in balances of certificates of deposit, which was accomplished through focused sales efforts. The effect that the decrease in the cost of funds had on net interest margin was partially offset by a decrease in the yield earned on loans, securities and other interest-earning assets compared to the prior year.

         During the second half of fiscal year 1999 rising interest rates and a flat yield curve have continued to put pressure on net interest margin expansion. However, InterWest's net interest margin increased to 3.74 percent for the quarter ended September 30, 1999, compared to 3.63 percent for the quarter ended June 30, 1999. This has been accomplished primarily by changing the composition of the loan portfolio with increased emphasis on higher yielding commercial lending.

RESULTS OF OPERATIONS

         Net income was $5.8 million for the quarter ended September 30, 1999, compared to $7.3 million for the quarter ended June 30, 1999, and $7.4 million for the quarter ended September 30, 1998. This decrease in net income is primarily due to a decrease in gains on the sale of loans and loan servicing rights, which is partially offset by an increase in net interest income. Net income for the year ended September 30, 1999 was $27.9 million compared to $27.7 million for the year ended September 30, 1998. Net income for the year ended September 30, 1998, does not


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include nonrecurring merger-related charges of $5.1 million, net of tax.

         Net interest income before provision for losses on loans was $21.9 million for the quarter ended September 30, 1999, compared to $20.6 million for the quarter ended June 30, 1999, and $20.2 million for the quarter ended September 30, 1998. Net interest income before provision for losses on loans was $84.2 million for the year ended September 30, 1999, compared to $78.8 million for the year ended September 30, 1998. The increase in net interest income is due to an increase in interest-earning assets and an increase in net interest margin.

         The provision for losses on loans was $2.0 million for the year ended September 30, 1999, compared to $2.8 million for the year ended September 30, 1998. The provision for losses on loans for the year ended September 30, 1998 included a $1.1 million merger-related provision for losses on loans.

         Non-interest income was $4.8 million for the quarter ended September 30, 1999, compared to $8.1 million for the quarter ended June 30, 1999, and $7.9 million for the quarter ended September 30, 1998. The decrease in non-interest income from the quarter ended June 30, 1999 was primarily due to the sale of mortgage servicing rights for $530 million of fixed-rate single family mortgages that resulted in a gain of $2.8 million during the quarter ended June 30, 1999.

         During the six months ended September 30, 1999, long-term interest rates have increased and single-family lending volumes have decreased, and as a result sales of single-family mortgage loans have declined as compared to recent periods. The decrease in single-family mortgage loan sales has caused non-interest income to decrease compared to the quarter ended September 30, 1998.

         Non-interest income was $28.4 million for the year ended September 30, 1999, compared to $26.5 million for the year ended September 30, 1998. The increase in non-interest income is primarily due to the acquisition of Kittitas Valley Bank, N.A. (KVB) and increased investment product fees and insurance commissions earned by InterWest Bank's nonbank subsidiaries: InterWest Financial Services, Inc. and InterWest Insurance Agency, Inc. Non-interest income from KVB totaled $0.7 million for the year ended September 30, 1999.

         Non-interest expense was $17.5 million for the quarter ended September 30, 1999, compared to $17.0 million for the quarter ended June 30, 1999, and $16.2 million for the quarter ended September 30, 1998. Non-interest expense was $68.1 million for the year ended September 30, 1999, compared to $61.5 million (excluding merger-related charges of $5.5 million) for the year ended September 30, 1998. The increase in non-interest expense for the quarter and year ended September 30, 1999, compared to the quarter and year ended September 30, 1998, was primarily due to the acquisition of KVB and higher compensation and employee benefits expense. Non-interest expenses associated with KVB totaled $2.3 million (including goodwill amortization) for the year ended September 30, 1999. Excluding KVB expenses, non-interest expense has increased by seven percent compared to the prior year.

         Compensation and employee benefits were $9.8 million for the quarter ended September 30, 1999, compared to $9.1 million for the quarter ended June 30, 1999, and $8.9 million for the quarter ended September 30, 1998. Compensation and employee benefits were $37.5 million for the year ended September 30, 1999, compared to $32.6 million for the year ended September 30,


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1998. The increase from the respective periods one year ago was primarily due to the focus on commercial banking growth and the acquisition of KVB. Compensation expense also increased due to higher lending volumes and transaction account deposit growth, which increased compensation resulting from variable compensation plans.

         The operating efficiency ratio was 65.5 percent for the quarter ended September 30, 1999, compared to 59.1 percent for the quarter ended June 30, 1999, and 57.5 percent for the quarter ended September 30, 1998. The operating efficiency ratio was 60.5 percent for the year ended September 30, 1999 compared to 58.4 percent (excluding merger-related charges) for the year ended September 30, 1998.

         Income tax expense was $14.6 million for the year ended September 30, 1999, compared to $12.8 million for the year ended September 30, 1998. The effective tax rate was 34.4 percent for the year ended September 30, 1999, compared to 36.2 percent for the year ended September 30, 1998. The higher effective tax rate for 1998 was primarily due to certain merger-related charges incurred during 1998 that were not deductible for federal income tax purposes.

FINANCIAL CONDITION

         InterWest's total consolidated assets were $2.57 billion as of September 30, 1999, compared to $2.47 billion as of June 30, 1999, and $2.45 billion as of September 30, 1998.

         Loans receivable were $1.56 billion as of September 30, 1999, compared to $1.39 billion as of June 30, 1999, and $1.36 billion as of September 30, 1998. During the year ended September 30, 1999, the principal balances outstanding of commercial real estate, real estate construction, commercial and agricultural loans increased by $286.3 million. These increases were offset by a decrease in single-family residential mortgage loans outstanding as a result of loan sales during the first half of the fiscal year. InterWest will continue to emphasize growth in commercial real estate and business lending.

         Commercial real estate mortgage loans outstanding increased $144.7 million from September 30, 1998, representing an annualized growth rate of 56.1 percent. As of September 30, 1999, outstanding commercial real estate loans represented 25.0 percent of total gross loans compared to 17.5 percent as of September 30, 1998.

         Real estate construction loans outstanding increased $63.7 million from September 30, 1998, representing an annualized growth rate of 35.0 percent. As of September 30, 1999, outstanding real estate construction loans represented
15.3 percent of total gross loans compared to 12.3 percent as of September 30, 1998.

         Commercial loans balances outstanding increased $71.6 million from September 30, 1998, representing an annualized growth rate of 32.9 percent. As of September 30, 1999, outstanding commercial loans represented 18.0 percent of total gross loans compared to 14.8 percent as of September 30, 1998.

         Single-family residential mortgage loans decreased $179.1 million from September 30, 1998. As of September 30, 1999, single-family residential mortgage loans represented 27.9 percent of total gross loans compared to 42.5 percent as of September 30, 1998. This decrease was due to an increase in loan sales during the first half of fiscal year 1999 and increased


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emphasis on commercial lending. Due primarily to rising interest rates, loan sales have declined during the second half of fiscal year 1999.

         Total liabilities were $2.41 billion as of September 30, 1999, compared to $2.30 billion as of June 30, 1999, and $2.28 billion as of September 30, 1998.

         Non-interest bearing deposits were $197.7 million as of September 30, 1999, compared to $188.3 million as of June 30, 1999 and $178.6 million as of September 30, 1998. Non-interest bearing deposits represented 12.6 percent of total deposits as of September 30, 1999, compared to 12.2 percent of total deposits as of June 30, 1999, and 11.4 percent as of September 30, 1998.

         Interest-bearing transaction accounts (which includes interest-bearing checking, money market and savings accounts) were $548.4 million as of September 30, 1999, compared to $555.8 million as of June 30, 1999, and $539.2 million as of September 30, 1998. Interest bearing transaction accounts represented 34.7 percent of total deposits as of September 30, 1999, compared to 36.0 percent of total deposits as of June 30, 1999, and 34.5 percent as of September 30, 1998.

         Certificates of deposit totaled $832.8 million as of September 30, 1999, compared to $800.6 million as of June 30, 1999, and $847.0 million as of September 30, 1998. Certificates of deposit represented 52.7 percent of total deposits as of September 30, 1999, compared to 51.8 percent of total deposits as of June 30, 1999, and 54.1 percent as of September 30, 1998.

         Management is continuing to pursue initiatives to increase the percentage of non-interest bearing deposits and interest bearing transaction deposits relative to certificates of deposit. This activity should increase net interest income and service fee revenue while building customer relationships. As of September 30, 1999, 47.3 percent of InterWest's deposits were transaction accounts, compared to 48.2 percent as of June 30, 1999, and 45.9 percent as of September 30, 1998.

SHAREHOLDERS' EQUITY

         On January 20, 1999, the Board of Directors of InterWest Bancorp authorized the repurchase of up to 5 percent of InterWest Bancorp's outstanding shares of common stock in the open market over the next twelve months. During the year ended September 30, 1999, InterWest Bancorp repurchased 521,500 shares, or 3.3 percent of the total number of shares outstanding, at a total price of $11.9 million. InterWest's total shareholders' equity was $165.3 million as of September 30, 1999, a decrease from $171.7 million as of September 30, 1998. Book value per share also decreased to $10.71 as of September 30, 1999 compared to $10.97 as of September 30, 1998. The decrease in shareholders' equity and book value per share was due to an increase in the unrealized loss on securities available for sale of $15.3 million, net of tax, due to rising interest rates, common stock repurchases and dividends paid to shareholders. The decrease in shareholders' equity was partially offset by net income and proceeds received from the exercise of common stock options. For the quarter ended September 30, 1999, InterWest declared dividends of $0.14 per share, consistent with the previous four quarters.

ASSET QUALITY

         Total non-performing assets were $14.5 million or 0.56 percent of total assets as of


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September 30, 1999, compared to $16.2 million or 0.65 percent of total assets as of June 30, 1999, and $15.8 million or 0.64 percent as of September 30, 1998. Non-accrual loans were $10.9 million as of September 30, 1999, compared to $10.5 million as of June 30, 1999, and $8.2 million as of September 30, 1998. Real estate owned through foreclosure was $3.6 million as of September 30, 1999, compared to $5.6 million as of June 30, 1999, and $7.6 million as of September 30, 1998. The decrease in real estate owned through foreclosure is due to sales activity during the fiscal year in excess of new foreclosures on real estate mortgage loans.

         InterWest's allowance for losses on loans was $14.1 million or 0.90 percent of loans receivable as of September 30, 1999, compared to $13.8 million or 0.99 percent of loans receivable as of June 30, 1999, and $13.2 million or
0.96 percent of loans receivable as of September 30, 1998. The allowance for losses on loans was 129.6 percent of non-accrual loans as of September 30, 1999, as compared to 131.2 percent as of June 30, 1999, and 161.1 percent as of September 30, 1998. Net loan charge-offs were $1.1 million or 0.08 percent of the average balance of loans outstanding for the year ended September 30, 1999. The allowance for losses on loans is maintained at a level sufficient to provide for estimated losses based on the evaluation of known and inherent risks in the loan portfolio and upon management's continuing analysis of the factors underlying the quality of the loan portfolio.

         As of the current date, InterWest Bancorp conducts its financial service business through the 56 branch offices of its banking subsidiaries:
InterWest Bank, Pacific Northwest Bank, Kittitas Valley Bank, N.A. and National Bank of Tukwila. A full range of non-traditional financial products are available through InterWest Financial Services Inc. and insurance products are provided through InterWest Insurance Agency, Inc., which are subsidiaries of InterWest Bank.

         In this document, InterWest has included certain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. This statement is for the express purpose of availing InterWest of the protections of such safe harbor with respect to all "forward looking statements". InterWest has used "forward looking statements" to describe future plans and strategies including expectations of InterWest's future financial results. Management's ability to predict results or the effect of future plans and strategy is inherently uncertain. Factors that could effect results include interest rate trends, the general economic climate in Washington state and the country as a whole, loan delinquency rates, and changes in federal and state regulation. These factors should be considered in evaluating the "forward looking statements" and undue reliance should not be placed on such statements.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements - not applicable.

         (b)      Pro forma financial information - not applicable.

         (c)      Exhibits:

                  99       Press Release issued by InterWest, dated October 29,
                           1999


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:   November 2, 1999

                                         INTERWEST BANCORP, INC.

                                         By /s/ H. Glenn Mouw
                                           ----------------------------------
                                                H. Glenn Mouw
                                                Executive Vice President


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